As filed with the Securities and Exchange Commission on July 21, 2000
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8
                             Registration Statement
                                      Under
                           The Securities Act of 1933


                             ANC RENTAL CORPORATION
               (Exact name of issuer as specified in its charter)


                       Delaware                                65-0957875
    (State or other jurisdiction of incorporation           (I.R.S. Employer
                   or organization)                     Identification  Number)

            200 South Andrews Avenue
            Fort Lauderdale, Florida                             33301
    (Address of principal executive offices)                   (Zip Code)

               ANC Rental Corporation Employee Stock Purchase Plan
                  ANC Rental Corporation 2000 Stock Option Plan
                              (Full title of plans)

                               Howard D. Schwartz
              Senior Vice President, General Counsel and Secretary
                             ANC Rental Corporation
                            200 South Andrews Avenue
                         Fort Lauderdale, Florida 33301
                     (Name and address of agent for service)

                                 (954) 320-4000
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                              Title of                                    Proposed maximum     Proposed maximum
        Plan               Securities to             Amount to be          offering price          aggregate            Amount of
                           be registered            registered(1)             per share         offering price      registration fee
------------------------------------------------------------------------------------------------------------------------------------
   Employee Stock       Common Stock par           2,000,000 Shares           $5.8125(2)             $11,625,000(2)      $ 3,069(2)
   Purchase Plan        value $.01 per share
------------------------------------------------------------------------------------------------------------------------------------
   2000 Stock           Common Stock par           9,000,000 Shares           $5.1875 to 5.8125(3)    $48,128,125(3)  $12,705.83(3)
   Option Plan          value $.01 per share
====================================================================================================================================

(1) If, as a result of stock splits, stock dividends, or similar transactions, the number of securities purported to be registered on this registration statement changes, the provisions of Rule 416 shall apply to this registration statement, and this registration statement shall cover the additional securities resulting from such split, dividend or similar transaction.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended, and computed in accordance with Rule 457(c) on the basis of the average of the high and low sales prices of the Common Stock of ANC Rental Corporation on July 17, 2000, as reported by the Nasdaq National Market.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended, and computed on the basis of the $5.1875 per share exercise price of options granted to purchase 6,695,000 shares, and, with respect to 2,305,000 shares not subject to options granted, in accordance with Rule 457(c) on the basis of the average of the high and low sales prices of the Common Stock of ANC Rental Corporation on July 17, 2000, as reported by the Nasdaq National Market.

                             INTRODUCTORY STATEMENT

This Registration Statement on Form S-8 is being filed to register (i) 2,000,000 shares of Common Stock, par value $0.01 per share (the "Common Stock"), of ANC Rental Corporation (the "Company"), for issuance pursuant to the Company's Employee Stock Purchase Plan, and (ii) 9,000,000 shares of Common Stock of the Company, for issuance upon the exercise of options granted or to be granted under the Company's 2000 Stock Option Plan.

Pursuant to Rule 428(b)(1), promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the information required by Part I of Form S-8 will be sent or given to employees, as specified in such Rule, in the form of a prospectus that meets the requirements of Section 10(a) of the Securities Act. In accordance with the note which precedes the instructions to Part I of Form S-8, the documents containing the information specified in Part I of Form S-8 have not been filed with the Securities and Exchange Commission either as part of this registration statement or as a prospectus or prospectus supplement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents heretofore filed with the Securities and Exchange Commission by ANC Rental Corporation (the "Company" or the "Registrant") under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference: (1) the Company's Registration Statement on Form 10, Registration No. 1-15421, as amended, which was declared effective by the Securities and Exchange Commission on June 16, 2000 (the "Form 10"), and which contains audited financial statements for the Company's latest fiscal year; (2) the Company's Current Report on Form 8-K filed on July 14, 2000; and (3) the description of the Company's Common Stock contained in the Form 10, including any amendment or report filed for the purpose of updating such description.

                  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents. Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superceded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated by reference modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this registration statement.

ITEM 4.           DESCRIPTION OF SECURITIES.

                  The class of securities to be offered under this registration statement is registered under Section 12(g) of the Exchange Act.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") permits a corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of a director to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL (which addresses the liability of directors for unlawful payment of dividends or unlawful stock purchase or redemption); or (iv) for any transaction from which the director derived an improper personal benefit.

                  Article Fifth of the Company's Amended and Restated Certificate of Incorporation states, in relevant part, that the Company's Board of Directors shall have all powers and authority which may be granted under the DGCL to provide indemnification for directors, officers, employees and/or agents of the Company to the fullest extent permitted by law. Article Tenth of the Company's Amended and Restated Certificate of Incorporation provides: (i) that a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL; and (ii) that if the DGCL is amended after the effective date of the Company's Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

                  Section 145(a) of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

                  Section 145(b) of the DGCL also empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

                  Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in the defense of any claim, issue or matter therein, such person must be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

                  Section 145(d) of the DGCL further provides that any indemnification under Sections 145(a) or 145(b), unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth above. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

                  Pursuant to Section 145(e) of the DGCL, a corporation may pay expenses incurred by an officer or director in defending a civil, criminal, administrative or investigative action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as set forth above. Section 145(f) states that the indemnification and advancement of expenses set forth above shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office. As set forth in Section 145(g), a corporation is empowered to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the DGCL.

                  Section 7.1 of the Company's Amended and Restated Bylaws provides in relevant part that the Company shall indemnify, to the fullest extent and in the manner permitted by Delaware law, including Section 145 of the DGCL, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than action by or in the right of the Company, by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the written request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against the liabilities, costs and expenses contemplated by Section 145(a) of the DGCL as discussed above. Section 7.2 of the Company's Amended and Restated Bylaws provides that the Company shall indemnify, to the extent permitted by Section 145(b) of the DGCL, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure judgment in its favor by reason of the fact that he or she is or was a director or officer of the Company, or is or was serving at the written request of the Company as a director, officer employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against the expenses contemplated by Section 145(b) of the DGCL as discussed above.

                  Section 7.3 of the Company's Amended and Restated Bylaws provides for the indemnification of employees and agents of the Company as authorized by, and upon such terms and conditions as deemed appropriate by, the Board of Directors. Section 7.4 of the Company's Amended and Restated Bylaws incorporates the limitations on indemnification of a director or officer set forth in Section 145(d) of the DGCL as discussed above and further provides that the Company shall be required to indemnify a person seeking indemnification pursuant to Sections 7.1 or 7.2 of the Company's Amended and Restated Bylaws in connection with a proceeding (or part thereof) commenced by such person only if the commencement of such proceeding (or part thereof) was authorized by the Board of Directors.

                  Section 7.5 of the Company's Amended and Restated Bylaws provides for payment of a director's or officer's indemnification expenses prior to the final disposition of a civil or criminal action, suit or proceeding to the extent permitted by Section 145(e) of the DGCL discussed above. Sections 7.6 and 7.7 of the Company's Amended and Restated Bylaws further implement the permissive provisions of Sections 145(f) and 145(g) of the DGCL also discussed above.

                  The Company maintains insurance to protect persons entitled to indemnification pursuant to its Amended and Restated Certificate of Incorporation and Bylaws and the DGCL against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.           EXHIBITS.

4.1      Registrant's Amended and Restated Certificate of Incorporation
         (incorporated by reference to Exhibit 3.1 to the Registrant's Current
         Report on Form 8-K, filed on July 14, 2000).

4.2      Registrant's Amended and Restated Bylaws (incorporated by reference to
         Exhibit 3.2 to the Registrant's Current Report on Form 8-K, filed on
         July 14, 2000).

4.3      Registrant's Employee Stock Purchase Plan (incorporated by reference to
         Exhibit 10.16 to the Registrant's Current Report on Form 8-K, filed on
         July 14, 2000).

4.4      Registrant's 2000 Stock Option Plan (incorporated by reference to
         Exhibit 10.15 to the Registrant's Current Report on Form 8-K, filed on
         July 14, 2000).

5.1      Opinion of Eckert Seamans Cherin & Mellott, LLC (including consent).

23.1     Consent of Eckert Seamans Cherin & Mellott, LLC (included in Exhibit
         5.1).

23.2     Consent of Arthur Andersen LLP.

24.1 Power of Attorney (included on signature page of this registration statement).

ITEM 9.           UNDERTAKINGS.

                  (a)      The undersigned Registrant hereby undertakes:

                           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                    (i)      To include any prospectus required
                                             by Section 10(a)(3) of the
                                             Securities Act;

                                    (ii)     To reflect in the prospectus any
                                             facts or events arising after the
                                             effective date of the registration
                                             statement (or most recent
                                             post-effective amendment thereof)
                                             which, individually or in the
                                             aggregate, represent a fundamental
                                             change in the information set forth
                                             in the registration statement;

                                    (iii)    To include any material information
                                             with respect to the plan of
                                             distribution not previously
                                             disclosed in the registration
                                             statement or any material change to
                                             such information in the
                                             registration statement;

                  Provided, however, That paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment to those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
                  Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                      ***

                  (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kathleen W. Hyle and Howard D. Schwartz, and each of them, as such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement (including post-effective amendments) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitute or his or her substitutes, may lawfully do or cause to be done by virtue hereof.


SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on July 21, 2000.


                                     ANC RENTAL CORPORATION


                                     By:  /s/ MICHAEL S. KARSNER
                                          --------------------------------------
                                          Michael S. Karsner
                                          President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

              Signature                                        Title                                    Date
              ---------                                        -----                                    ----

/s/ MICHAEL S. EGAN                               Chairman of the Board (Principal                  July 21, 2000
------------------------------------              Executive Officer)
Michael S. Egan

/s/ MICHAEL S. KARSNER                            President, Chief Executive Officer                July 21, 2000
-----------------------------------               and Director
Michael S. Karsner

/s/ KATHLEEN W. HYLE                              Senior Vice President and Chief                   July 21, 2000
-----------------------------------               Financial Officer (Principal
Kathleen W. Hyle                                  Financial and Accounting Officer)

                                                  Director
-----------------------------------
H. Wayne  Huizenga

/s/ GORDON P. BETHUNE                             Director                                          July 21, 2000
-----------------------------------
Gordon P. Bethune

/s/ J. P. BRYAN                                   Director                                          July 21, 2000
-----------------------------------
J. P. Bryan

/s/ JOHN O. GRETTENBERGER, SR.                    Director                                          July 21, 2000
-----------------------------------
John O. Grettenberger, Sr.

/s/ WILLIAM N. PLAMONDON, III                     Director                                          July 21, 2000
-----------------------------------
William N. Plamondon, III

                             ANC RENTAL CORPORATION
                                  EXHIBIT INDEX

4.1      Registrant's Amended and Restated Certificate of Incorporation
         (incorporated by reference to Exhibit 3.1 to the Registrant's Current
         Report on Form 8-K, filed on July 14, 2000).

4.2      Registrant's Amended and Restated Bylaws (incorporated by reference to
         Exhibit 3.2 to the Registrant's Current Report on Form 8-K, filed on
         July 14, 2000).

4.3      Registrant's Employee Stock Purchase Plan (incorporated by reference to
         Exhibit 10.16 to the Registrant's Current Report on Form 8-K, filed on
         July 14, 2000).

4.4      Registrant's 2000 Stock Option Plan (incorporated by reference to
         Exhibit 10.15 to the Registrant's Current Report on Form 8-K, filed on
         July 14, 2000).

5.1      Opinion of Eckert Seamans Cherin & Mellott, LLC (including consent).

23.1     Consent of Eckert Seamans Cherin & Mellott, LLC (included in Exhibit
         5.1).

23.2     Consent of Arthur Andersen LLP.

24.1 Power of Attorney (included on signature page of this registration statement).